Exhibit 10.1
Old Gettysburg Associates II
4720 Gettysburg Rd
Mechanicsburg, PA 17055
Second Addendum to Lease Agreement
This Second Addendum is made as of the 1st day of August, 2010, by and between Old Gettysburg Associates II, a Pennsylvania general partnership (“Landlord”), and Select Medical Corporation, a Delaware corporation (“Tenant”).
BACKGROUND:
A.	Landlord and Tenant are parties to that certain Office Lease Agreement dated August 10, 2005 (as amended by the First Addendum dated April 13, 2009 thereto, the “Lease”) pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 7,411 rentable square feet of space in the building located at 4720 Gettysburg Rd., Mechanicsburg, Pennsylvania for Suites 103,104, and 202. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

B.	Landlord and Tenant now desire to amend the Lease as hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows:
Effective on August 1, 2010, the following terms contained in the Basic Lease shall be amended as follows:
1.	Prior to August 1, 2010, the total area of the premises under this lease was approximately 7,411 square feet in Suite 103-104 and 202 (4,417 RSF in Suite 103/104 and 2,994 RSF in Suite 202). This lease shall now include approximately 6,013 square feet in Suite 101/102 (formerly leased month-to-month as a part of a lease dated October 29, 2003). The total square feet leased hereunder is now approximately 13,424.

2.	The lease term will be 3 years commencing on August 1, 2010 and terminating on July 31, 2013.

3.	On August 1, 2010, the monthly rent shall be $22,932.67 ($20.50 RSF) until August 1, 2011 at which time it will increase 3% and continue to increase 3% annually on each August 1 until termination. The lease is a full service lease.

4.	The lease dated October 29, 2003 (as amended by that certain First Addendum dated October 1, 2008 and that certain Second Addendum dated April 13, 2009) shall no longer include approximately 6,013 square feet of space known as Suite 101/102.
All other terms and conditions contained in the Lease and not amended hereby remain in full force and effect.
IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Addendum to be duly executed.

Landlord: Old Gettysburg Associates II

WITNESS:	By:

John Ortenzio, Agent for Owner

Date:

Tenant: Select Medical Corporation

ATTEST:	By:

(Print name)

Name:	Title:

Date: